

Pericom Semiconductor:

Enabling Serial Connectivity

(Nasdaq: PSEM)

Fiscal 3Q08 Earnings

PERICOM

Enabling Serial Connectivity

Safe Harbor

- This presentation will include remarks about future expectations, plans and prospects for Pericom which constitute forward-looking statements for purposes of the safe-harbor provisions under applicable federal securities laws. Such forward-looking statements include the statements in the slide entitled "Q4 FY08 Business Outlook", which sets forth expected revenues, gross margin and other financial results for the fiscal fourth quarter
- Actual results may differ materially from our forward-looking statements, as a result of various important risks and uncertainties, including unexpected softness in demand for our products, price erosion for certain of our products, customer decisions to reduce inventory and other risks and uncertainties which are detailed and may be reviewed in the Company's filings with the SEC.
- All forward-looking statements included in this presentation are made as of the date of this presentation, and Pericom expressly disclaims any obligation to update the information provided in this presentation, except as required by law.
- We encourage you to review our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC and, in particular the risk factor sections of those filings.

Recent Earnings Overview

- Revenue of $41.2 M
  - Up 1% Q-to-Q and up 36 % vs. Q3 FY07
- End market shipments as % of revenues
  - Computer at 40%, communication at 33%, consumer at 23%, other 4%
- Geographic distribution as % of revenues
  - US at 10%, Asia at 87%, Europe at 3%
- Channel sales as % of revenues
  - Domestic distribution at 4%, foreign distribution at 47%, contract manufacturers at 30%, OEMs at 19%

Recent Earnings Overview

- Gross margin of 37.6%
  - Up 70 bps from last Q, and up 370 bps vs. Q3 FY07
- Operating expense of $10.2 M vs. $10.1 M last Q
  - Included stock base compensation expenses of $0.6M
- Operating income of $5.3 M vs. $5.0 M last Q
  - Up 6% sequentially
  - Operating margin of 12.8%
- Net income of $4.1 M vs. $4.4 M last Q
  - Lower interest income with less return on invested fund
  - Change in foreign exchange gain/loss of -$600K
  - Net profit margin of 10.1%
  - GAAP EPS of 16 cents vs. 16 cents last Q
- Tax Rate of 33.6%

Strong Balance Sheet

	March 2008
Cash & Investments	$118M
Working Capital	$141M
Total Assets	$220M
Total Liabilities	$24M
Shareholders' Equity	$197M
Book Value/Share	$7.61
Cash & Investments/Share	$4.57

Q3 FY08 vs. Q3 FY07

	Q3 FY07	Q3 FY08	% Change
Revenue	$30.2M	$41.2M	36%
Gross Profit	$10.2M	$15.5M	51%
Expenses	$9.4M	$10.2M	9%
Operating Income	$.8M	$5.3M	532%
Net income	$2.6M	$4.1M	58%

Product Mix and Key Customers

- **Product mix as % of revenues**
  - IC at 59%
    - Included analog switch at 26%, digital switch at 11%, silicon clocks at 8%, connect at 8%, interface at 6%
  - FCP at 41%
- **Gross margin expansion**
  - Up 370 bps vs. Q3 FY07
  - Higher mix of focus IC and FCP products
- **Top five end customers: Cisco, Dell, HPQ, Samsung, Gigabyte**
  - Accounted for 22% of total revenue, no 10% customer

New Products

- Connectivity: Two new 'Industry First' PCI Express Gen 2 to Display Port Switch aimed at volume NB/DT platforms
- Signal Conditioning: Three new HDMI 'ReDriver' products aimed at volume DTV consumer and computing platforms
- Timing: One new very low jitter clock oscillator/buffer aimed at volume Gigabit Ethernet platforms

Growth via Enabling Serial Connectivity

- **Migration of system connectivity from PARALLEL interface to high-speed SERIAL interface**

- **Billion dollar market opportunity with broad applications in Computer, Communication and Consumer segments**



Legacy Parallel, Single-Ended Interface:
(ISA, PCI, PCI-X, RS 232, ATA, SCSI…)



Serial Differential Interface:
(1Gb / 10Gb Ethernet, USB, PCI Express, HDMI, DisplayPort, Fiber Channel, SAS, SATA…)

- **Pericom is reaping the benefits of being an early enabler of serial connectivity with key IPs and broad solutions**
  - Shipment into Ethernet, PCIe Gen I, Gen II, HDMI and USB applications now
  - Production ramp with DisplayPort, eSATA solutions in 2H CY2008

Q4 FY08 Business Outlook

- Revenue in the range of $42.0 M to $43.2 M
  - Q3 book to bill >1 and entered Q4 with higher backlog vs. Q3
- Gross margin in the 36.8 to 37.8 percent range
- Operating expenses in the range of $10.8 M to 11.0 M
  - Include stock-based compensation expenses of approximately $0.6 M
- Other income of approximately $1.0 M
- Tax rate of approximately 33.5%